 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-38731	98-0529995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Wesley Street Hamilton HM 11, Bermuda
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(441) 278-3140
Registrant's former name or address, if changed since last report:	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, par value $0.01 per share	SG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Resignation and Appointment
On February 26, 2020, Raymond Tan resigned from the Board of Directors (the “Board”) of Sirius International Insurance Group, Ltd. (the “Company” or “Sirius Group”), including his position as Chair of the Finance Committee, and recommended Sabrina Maguire, Head of Legal of Sun Hung Kai & Co. Limited, a minority shareholder of CMIG International Holding Pte. Ltd. (“CMIG International”), to replace Raymond Tan as CMIG International’s representative director on the Board and member of the Finance Committee of the Board, as Chair.
On the next day, upon a recommendation of the Nominating & Corporate Governance Committee of the Board, Sabrina Maguire was appointed to the Board and to the Finance Committee of the Board, as Chair.

As CMIG International’s representative director on the Board, Ms. Maguire will not receive remuneration from the Company for her services as a director.

To the Company’s knowledge, there is no arrangement or understanding between Ms. Maguire and any other persons pursuant to which Ms. Maguire was appointed as a director. Ms. Maguire has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

CEO Cash Retention Award

In addition, on February 26, 2020, the Compensation Committee of the Board, in consultation with its outside compensation consultant, determined to grant a cash retention award to the Company’s President & Chief Executive Officer in the amount of $3,060,000, on the same vesting and other terms as the cash retention awards granted on November 25, 2019 to retain and incentivize certain key employees of the Company and disclosed in the Company’s Current Report on Form 8-K dated November 29, 2019.

The cash retention awards will vest and be paid in equal proportions on or prior to March 15, 2020 and on or prior to March 15, 2021, subject to continued employment on the applicable vesting date. In the event of a termination of employment without cause (as defined in the award agreement) or, in the case of participants in the Sirius Group Severance and Change in Control Plan, a resignation for good reason (as defined in the Sirius Group Severance and Change in Control Plan) prior to either vesting date, the vesting and payment of the full award will be accelerated. In the event of a termination of employment for any reason other than a termination without cause or, if applicable, a resignation for good reason, any unvested portion of the award will be forfeited and any portion of the award vested within 12 months prior to such termination or resignation will be required to be repaid.

Item 7.01. Regulation FD Disclosure.

China Minsheng Investment Group Corp., Ltd. (“CMIG”) owns approximately 82% of CMIG International, which indirectly holds approximately 96% of Company’s common shares through its ownership of CM Bermuda Ltd. During 2019, CMIG has made several public announcements relating to defaults and cross-defaults on certain bonds and other debt obligations issued by certain subsidiaries of CMIG (the "CMIG Defaults") discussed under the caption “Risk Factors--Sirius Group has become aware of recent announcements by CMIG regarding the CMIG Defaults. The CMIG Defaults may have financial, legal, regulatory, contractual and other implications that could have a material adverse effect on Sirius Group's business, prospects, financial condition, results from operations, liquidity and share price” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

In recent discussions, several holders of the Company’s Series B preference shares have raised the possibility that there may have been, or that CMIG or its creditors may take actions that result in, a change of control triggering a redemption of their Series B preference shares pursuant to the terms of the certificate of designation for the Series B preference shares. The Company has previously notified CMIG and outside counsel representing certain creditors of CMIG that any action that results in a change of direct or indirect control of Sirius Group, without first obtaining the consent of the various regulatory authorities that have jurisdiction over the Company and its operating subsidiaries, would be a violation of law and could result in actions being taken against such persons and/or Sirius Group that could negatively impact Sirius Group and its businesses. The Company and its Board have not been able to obtain information to determine whether a change of control (within the meaning of relevant legal and regulatory restrictions and/or the certificate of designation for the Series B preference shares) has occurred or may occur as a result of actions taken or contemplated with respect to such entities.

At the direction of the Board, management of the Company has developed and presented various strategic alternatives to the Board to increase its public float and enhance its capital position. To date, no transactions have been implemented. In anticipation for the meeting of the Board scheduled for February 27, 2020, management of the Company developed an actionable plan in the form of a rights offering for the Board to review and consider to enhance the Company’s capital position and demonstrate to rating agencies the Company’s financial flexibility. Barclays Capital Inc. (“Barclays”) presented the key terms of that plan to the Board at its meeting.

On February 26, 2020, the Company and its Board received a written resolution executed by CM Bermuda Ltd., the Company’s controlling shareholder (the “CMB Resolution”). The CMB Resolution, a copy of which is attached hereto as Exhibit 99.1, states that the Board is prohibited from exercising its powers to issue any common or preference shares, warrants, options or other forms of share equity, or to confer any new share rights or implement any rights plan, or to amend or vary or alter any rights attaching to any existing shares, in each case without the prior approval of holders of common shares representing at least 75% of the voting rights of the Company, except for any shares or rights that the Company is contractually required to issue or amendments the Company is contractually required to make under a contract executed prior to February 25, 2020. Section 2 and Section 4 of the Company’s bye-laws permit the Board to issue any authorized but unissued shares on such terms and conditions as it may determine, subject in some instances to a resolution of its shareholders to the contrary, and to determine the rights attaching to preference shares, among other things.

On February 27, 2020, given the CMB Resolution and to allow time for CMIG to present alternative solutions to the Company for the Board to consider, the Board unanimously approved: (i) the engagement of Barclays to review the terms of the proposed rights offering as compared to any other available strategic alternatives for the Company to raise capital and create a path to increased liquidity (including any proposals brought by CMIG) within two weeks from the meeting, (ii) the delegation to a committee of the Board, comprised of a majority of independent directors, to review the strategic alternatives available to the Company and submit a recommendation to the full Board for action, and (iii) the engagement of outside counsel to review the validity of the CMB Resolution and to advise the Board whether it restricts the customary authority of the Board to approve actions normally within the purview of a board of directors (including any share issuances and amendments to governing documents in accordance with their existing terms).

Given the need to focus its attention on such matters, the Board has determined to hold the 2020 annual general meeting of shareholders of the Company on November 19, 2020 at 8:30 a.m. Bermuda Time at a location to be announced. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in order to be included in the Company’s proxy statement and form of proxy for the 2020 annual general meeting of shareholders, shareholder proposals must be received at the Company’s principal executive offices, 14 Wesley Street, 5th Floor, Hamilton HM11 Bermuda, Attention: Secretary, no later than July 1, 2020 (which the Company believes is a reasonable time before the Company begins to print and send its proxy materials), and must comply with additional requirements established by the Securities and Exchange Commission. Pursuant to the Company’s bye-laws, a shareholder proposal of business submitted outside of the process established in Rule 14a-8 and shareholder nominations of directors must have been received by the Secretary of the Company no later than February 23, 2020. The Company received no such shareholder proposals or nominations by that deadline.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished pursuant to this Item 7.01.  This information shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
In connection with the matters discussed elsewhere in this report, the Company is updating the disclosure provided under the caption “Risk Factors” of its Annual Report on Form 10-K for the year ended December 31, 2018 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, as follows.

On February 25, 2020, CM Bermuda Ltd., the Company’s controlling shareholder, executed a written resolution which may prohibit the Board from issuing any shares and taking certain other actions with respect to the shares without the prior approval of holders of the common shares of the Company representing at least 75% of the shareholder voting rights (“CMB Resolution”). The CMB Resolution could prevent the Company from performing a number of matters necessary to the operation of its business, including raising capital, even if necessary to meet regulatory or rating agency capital requirements, to finance its operations or to increase its public float, as well as incentivizing employees using shares of the Company, and completing equity-based financing of transactions, without the approval of CM Bermuda Ltd. If Sirius Group is unable to obtain such approval to complete financing, strategic or other transactions due to Sirius Group’s inability to issue additional shares or securities convertible into or exercisable for shares, Sirius Group’s financial condition and business prospects may be materially harmed, which may have a material adverse effect on its business and results from operations.

Sirius Group’s bye-laws permit the Board to issue any authorized but unissued shares on such terms and conditions as it may determine, subject in some instances to a resolution of its shareholders to the contrary. The CMB Resolution states that the Board shall not exercise its powers to issue any common or preference shares, warrants, options or other forms of share equity, or to confer any new share rights or implement any rights plan, or to amend or vary or alter any rights attaching to any existing shares, in each case without the prior approval of holders of the common shares of the Company representing at least 75% of the shareholder voting rights (the "Shareholder Approval"), except for any shares or rights that the Company is contractually required to issue or amendments the Company is contractually required to make under a contract executed prior to February 25, 2020.

The CMB Resolution may have a material adverse effect on the Company’s results from operations, including prohibiting the Board from conducting capital raises without the Shareholder Approval and demonstrating financial strength and independence to its rating agencies. This may lead to a downgrade and/or withdrawal of the financial strength ratings of Sirius Group by A.M. Best and/or Standard & Poor’s. The CMB Resolution also jeopardizes the ability of the Board to act independently and free from the control and direction of CM Bermuda Ltd. on matters that are customarily overseen by the Board or a committee thereof, such as issuances of shares pursuant to authority previously granted to the Board under the bye-laws of the Company and granting long-term incentive compensation to employees in the form of equity-based awards pursuant to the Omnibus Incentive Plan previously approved by CM Bermuda Ltd. prior to the Company being publicly listed on Nasdaq.

There is no assurance that CM Bermuda Ltd., which as of the date of this report is the only shareholder with sufficient voting rights under the CMB Resolution to approve the matters restricted thereby, would approve any requested share issuances. If Sirius Group is unable to raise capital or finance strategic transactions with its common shares or any other form of equity, it may not be able to satisfy the capital requirements of its regulators and rating agencies, finance its operations and/or take actions to increase its public float.

The CMB Resolution may also result in Sirius Group becoming the subject of lawsuits initiated by minority shareholders, including lawsuits claiming that they are being unfairly oppressed by Sirius Group’s controlling shareholder. In addition, the prohibition on issuance of shares without CM Bermuda Ltd.’s approval may prevent Sirius Group from receiving funds and/or credit as a borrower from a financial institution in order to support its business and operations.
Any of the foregoing events could have a material adverse effect on Sirius Group’s business, prospects, financial condition, results from operations, liquidity and share price.
Sirius Group is subject to certain legal and regulatory restrictions concerning its ownership and control which could be violated in connection with CMIG or its creditors’ plans to address the CMIG Defaults.
Sirius Group is subject to certain legal and regulatory restrictions concerning its ownership and control. One such restriction is that no person or entity may acquire direct or indirect control of Sirius Group (which in some jurisdictions could occur with a person or entity, directly or indirectly, acquiring 10% or more of the voting securities of Sirius Group), without first obtaining the consent of the various regulatory authorities that have jurisdiction over Sirius Group. The CMIG Defaults could result in a situation in which CMIG or its affiliates elect or are required to sell or otherwise transfer, directly or indirectly, their holdings of Sirius Group, or their respective creditors could collect on securities (if any) pledged as collateral within Sirius Group’s chain of ownership, which could result in a change of control of Sirius Group. In addition, under certain circumstances, including in the event of a change of control, under the certificate of designation in respect of the Series B preference shares, Sirius Group may not have sufficient liquidity available and therefore may be required to pay the redemption price for the outstanding Sirius Group Series B preference shares in common shares valued at $1.00 per share, which could result in a further change of control of Sirius Group. Any direct or indirect change of control of Sirius Group without the prior approval of applicable insurance regulatory authorities could result in the transaction being enjoined, the assessment of fines or penalties, the takeover of the applicable insurers by such insurance regulatory authorities, the revocation of applicable insurance licenses, and criminal penalties for willful violations of applicable insurance laws. In addition, a change in control could result in the termination of or the posting of collateral under certain reinsurance contracts. Certain U.S. states also prohibit the control of insurers by state-owned or state-controlled entities (such as state-owned banks), which may include certain of CMIG’s creditors. A violation of such prohibitions could result in the revocation of insurance licenses held by Sirius Group’s U.S.-domiciled insurers, which are necessary for Sirius Group to operate its business. In addition, a change of control of CMIG or Sirius Group that results in non-U.S. persons (including CMIG’s creditors) acquiring direct or indirect control of Sirius Group's U.S. businesses may be subject to review by the Committee on Foreign Investment in the United States (“CFIUS”), potentially resulting in enforcement actions by CFIUS to enjoin or unwind the transaction.
Sirius Group is reliant on financial strength and creditworthiness ratings, and any downgrade or withdrawal of ratings and/or change in outlook may have a material adverse effect on Sirius Group's business, prospects, financial condition and results from operations.
Third-party rating agencies assess and rate the financial strength, including claims-paying ability, of insurers and reinsurers. These ratings are based upon criteria established by the rating agencies and are subject to revision at any time at the sole discretion of the agencies. Some of the criteria relate to general economic conditions and other circumstances outside of the rated company's control. These financial strength ratings are used by policyholders, agents and brokers to assess the suitability of insurers and reinsurers as business counterparties and are an important factor in establishing the competitive position of insurance and reinsurance companies.
The maintenance of an "A-" or better financial strength rating from A.M. Best and/or Standard & Poor's is particularly important to the ability of Sirius Group's operating (re)insurance subsidiaries to bind property and casualty insurance and reinsurance business in most markets. In addition, general creditworthiness ratings are used by existing or potential investors to assess the likelihood of repayment on a particular debt issue. Accordingly, the maintenance of an investment grade creditworthiness rating (e.g., "BBB-" or better from Standard & Poor's or Fitch Ratings) is important to Sirius Group's ability to raise new debt with acceptable terms. Strong creditworthiness ratings are important factors that provide better financial flexibility when issuing new debt or restructuring existing debt.
Rating agencies periodically evaluate Sirius Group to confirm that it continues to meet the criteria of the ratings previously assigned to Sirius Group. A downgrade, withdrawal or negative watch/outlook of the financial strength rating of Sirius Group's operating (re)insurance companies could severely limit or prevent Sirius Group from writing new policies or renewing existing policies, which could have a material adverse effect on Sirius Group's results of operations and financial condition. A downgrade, withdrawal or negative watch/outlook of Sirius Group's creditworthiness ratings could limit its ability to raise new debt or could make new debt more costly and/or have more restrictive conditions. Additionally, some of Sirius Group's assumed reinsurance contracts contain optional cancellation, commutation and/or funding provisions that would be triggered if A.M. Best and/or Standard & Poor's were to downgrade below "A-" or withdraw the financial strength ratings of Sirius Group's principal (re)insurance operating subsidiaries. A client may choose to exercise these rights depending on, among other things, the reasons for such a downgrade, the extent of the downgrade, the prevailing market conditions, the degree of unexpired coverage, and the pricing and availability of replacement reinsurance coverage. Sirius Group cannot predict in advance how many of its clients would actually exercise such rights in the event of such a downgrade or withdrawal, but widespread exercise of these options could be materially adverse.
Currently, Sirius Group's and its main subsidiaries' have financial strength ratings of "A-" (Strong) with a stable outlook from Standard & Poor's and "A-" (Strong) with a negative outlook from Fitch and "A" (Excellent) with a negative outlook from A.M. Best. Our ratings are subject to periodic review by these agencies and we can offer no assurances that our ratings will remain at their current levels or that any of our ratings will remain unchanged. Liquidity events at CMIG, such as the CMIG Defaults and other concerns with respect to our controlling shareholder, including its lack of financial transparency, have prompted rating agencies to place a negative outlook on Sirius Group's ratings, and other events outside of Sirius Group's control, such as actions taken by CMIG's creditors and other parties in interest, may in the future prompt ratings agencies to take additional actions to downgrade and/or place a negative watch/outlook on Sirius Group's ratings. For example, during the fourth quarter 2019, A.M. Best and Fitch revised Sirius Group's outlook from stable to negative. The negative outlook reflected A.M. Best and Fitch's concerns regarding the deterioration of Sirius Group's recent operating performance together with CMIG's lack of financial transparency. Additionally, A.M. Best noted that CMIG's situation may have the potential to lead to increasing pressure on the safeguard mechanisms Sirius Group put in place to protect its financial strength from the significantly lower credit quality of CMIG. If A.M. Best were to perceive these safeguard mechanisms as insufficient, or should CMIG fail to be transparent on its financial situation, A.M. Best noted that prompt negative rating action will likely occur, which could include a downgrade or withdrawal of Sirius Group's ratings. The CMB Resolution and any potential legal proceedings between CMIG (or any of its affiliates) and Sirius Group, including with regard to the validity of the CMB Resolution, could prompt ratings agencies to downgrade or place a negative watch on Sirius Group’s ratings. Any such action taken by ratings agencies could have a material adverse effect on Sirius Group's business, prospects, financial condition and results from operations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, herewith.

Exhibit Number	Description of Exhibit

99.1	Resolution of CM Bermuda Limited, dated February 25, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

	By:	/s/ Gene Boxer
	Name:	Gene Boxer
	Title:	EVP, Chief Strategy Officer & Group General Counsel

Date: March 3, 2020